EXHIBIT 5
                                   LAW OFFICES
                             RICHARD P. GREENE, P.A.
                             INTERNATIONAL BUILDING
                           2455 EAST SUNRISE BOULEVARD
                                    SUITE 905
                         FORT LAUDERDALE, FLORIDA 33304
                                     ------
                            TELEPHONE: (954) 564-6616
                               FAX: (954) 561-0997

                                                     May 18, 2001

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Oak Tree Medical Systems, Inc.

Gentlemen:

         This opinion is given in connection with the registration with the
Securities and Exchange Commission of 500,000 shares of Common Stock granted by
Oak Tree Medical Systems, Inc. (the "Company").   The 500,000 shares being
registered are underlying options which have been granted to a certain consultant of the Company by corporate resolution for services rendered. The
Shares are being registered pursuant to a requirement of Section 5 of the
Securities Act of 1933, as amended (the "Act") pursuant to a Registration
Statement filed with the Washington, D.C. Office of the United States Securities
and Exchange Commission (the "Registration Statement").

         We have acted as counsel to the Company only in connection with the preparation of the Form S_8 Registration Statement pursuant to which the Shares were registered, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

         In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to me as certified or photostatic copies.  As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

         The 500,000 shares of Common Stock are being registered and will be distributed pursuant to the Registration Statement upon the exercise of 500,000 options granted by the Company. The shares of Common Stock are now authorized but unissued.

Securities & Exchange Commission
Page Two

         Based upon the foregoing, we are of the opinion that:

         1.       The Options of the Company registered with the Securities and
Exchange Commission, having been issued and sold pursuant to the Registration
Statement, are fully paid and non-assessable and there will be no personal liability to the owners thereof.

         2.       The Shares of the Company registered with the Securities and
Exchange Commission, when issued as a result of the exercise of the options previously granted, will be fully paid and non-assessable and there will be no personal liability to the owners thereof.

         This law firm hereby consents to the use of this opinion in connection with the Company's Registration Statement and the inclusion of this opinion as an Exhibit thereto.

                                                     Very truly yours,

                                                     RICHARD P. GREENE, P.A.

                                                     /s/ RICHARD P. GREENE
                                                     Richard P. Greene
                                                     For the Firm

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